SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement
RELIABRAND INC.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

RELIABRAND INC.
720 Evans Court, Suite 103
Kelowna, BC V1X 6G4
Canada

February 27, 2015

Dear Shareholder:

The annual meeting of shareholders of Reliabrand Inc. will be held at 28494 Westinghouse Place Suite 305, Valencia CA 91355 at 1:00 PM Pacific Daylight Savings Time.

You may attend the annual meeting if you are listed on Reliabrand Inc.’s records as a shareholder as of March 2, 2015 (the “record date”) or if you bring documentation to the meeting that demonstrates your beneficial ownership of Reliabrand Inc. common stock through a broker, bank or other institution as of the record date.

Since this meeting is for informational purposes only, there will be no voting on directors or other proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A copy of the Information Statement and the Form 10-K for the year ended June 30, 2014 will be available on our website, http://www.reliabrand.com on or before March 20, 2015.

If you plan on attending the annual meeting of shareholders, please RSVP via email to investorrelations@reliabrand.com or by phone to Antal Markus at 778-478-9997.

By order of the Board of Directors,

/s/ Antal Markus
Chief Executive Officer and Secretary

RELIABRAND INC.
720 Evans Court, Suite 103
Kelowna, BC V1X 6G4
Canada

INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

Important notice regarding the availability of the Information Statement for the Annual Meeting of Shareholders to be held on March 26, 2015

This Information Statement and the Form 10-K for the period ended June 30, 2014 are available on the Internet at http://www.reliabrand.com.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Shareholders of Reliabrand Inc. (the “Company”):

The election of our sole director to hold office until the next Annual Meeting of Shareholders in 2016 or until his respective successor is duly elected and qualified.

The Board of Directors has fixed March 2, 2015 as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUARE REQUESTED NOT TO SEND US A PROXY

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Shareholders of record at the close of business on March 2, 2015, the Record Date, are entitled to notice of the action to be effective on or about March 26, 2015.  Each share of our common stock entitles its holder to one vote on each matter submitted to shareholders.  However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of common stock as of the Record Date have voted in favor of the foregoing action by written resolution and having sufficient voting power to approve such proposals through their ownership of common stock, no other proxies will be solicited in connection with this Information Statement.

This Information will be available on our website, http://www.reliabrand.com, on or above March 20, 2015.  A shareholder may request a paper copy of the Information Statement by contacting us at: Reliabrand Inc., Attention: Investor Relations, 720 Evans Court, Suite 103 Kelowna, BC V1X 6G4, Canada; by email at investorrelations@reliabrand.com or by telephone at 778-478-9997.

The elimination of the need for voting at a meeting of shareholders to approve this action is made possible by the Nevada Private Corporations Law of the State of Nevada and the bylaws of Reliabrand Inc., a Nevada corporation, which provides that the written consent of the holders of outstanding shares of voting common stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a voting meeting.  In order to reduce costs involved in holding an Annual Meeting of Shareholders at which shareholders vote, our Board of Directors (the “Board”) voted to utilize the written consent of the holders of a majority interest of our voting securities.  This Information Statement advises the shareholders of an action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock.

Introduction

You have received this Information Statement because on March 2, 2015, you owned Reliabrand Inc. common stock.  You are receiving this Information Statement in Lieu of a proxy statement.

By written consent of the Majority Shareholders of Reliabrand Inc., our sole director was re-elected to serve until his successors are duly elected and qualified.  The sole director re-elected is Antal Markus.  His biography and qualifications to be on our Board are set forth herein.

This Information Statement is being posted on our website at http://www.reliabrand.com on or before March 20, 2015, to all shareholders of record on March 2, 2015.

What is the purpose of the Meeting

We will have an Annual Meeting of Shareholders (the “Meeting”); however, we will not be voting on any proposals or counting proxies.  This Meeting is for informational purposes only.

Who can attend the Meeting?

All shareholders of the Company as of the Record Date, March 2, 2015, or their duly appointed proxies, may attend the Meeting.  Proof of ownership and identification is required to attend the Meeting.  If your shares are held in street name by a bank or broker, you will need to bring a copy of your account evidencing ownership.  If you plan on attending the Meeting, please RSVP to Reliabrand Inc. by March 20, 2015; via email to investorrelations@reliabrand.com or by telephone to 778-478-9997.  Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

ELECTION OF DIRECTORS

By Written Consent of the Majority of Shareholders, the following nominee was elected to hold office until the next Annual Meeting and the election of his successor.  He has agreed to be named in this Information Statement and to serve on the Board.  He will attend the Annual Meeting.

Below is information about our director, including biographical data for the past five years and an assessment of the skills and experience of each nominee.

Name	Age	Position and year appointed
Antal Markus	57	Sole Director, 2010

Our director was appointed for a one year term to hold office until the next annual meeting of shareholders or until removed from office in accordance with our Bylaws and the applicable provisions of the Nevada Private Corporations Law.  Our director will hold office after the expiration of his term until his successor is elected and qualified, or until he resigns or is removed in accordance with our Bylaws and the provisions of the Nevada Private Corporations Act.

Information Concerning Director

ANTAL MARKUS is our sole director and has served as a director since 2010.  He is also Chief Executive Officer and Chief Financial Officer.  Mr. Markus is a businessman with more than 20 years’ experience in the United States and Canadian financial and real estate markets.  For the past five years, Mr. Markus has been involved in the Canadian real estate market as a real estate investor.  He has been involved in numerous mergers and acquisitions and has successfully listed companies on the Vancouver Stock Exchange.  Mr. Markus has served as an officer and director of numerous publicly traded US companies.  Mr. Markus has broad knowledge and experience in the inner workings of the US Stock Markets and his wide network of companies looking for investments are an indispensable resource for the company.  Mr. Markus has also acted as a consultant to various private and public companies in connection with potential business opportunities for those companies.

Board of Directors Compensation

Our sole director is not compensated separately for serving as a director.  Mr. Markus is paid for his services as an office.

Executive Compensation

We have a consulting agreement with Mr. Markus’ company, Marant Holdings Inc., which commenced on May 1, 2011 and ends on April 30, 2016.  Pursuant to this Agreement, Mr. Markus is paid $10,000 per month and earns an additional three percent (3%) of the value of all transactions which he secures for the Company.

On January 18, 2013, the Company entered into an amendment of the above consulting agreement, dated May 1, 2011, with Mr. Markus’ services be to be paid at a rate of $11,000 per month, and he was granted an option to purchase an amount of shares to represent 10% of our issued and outstanding common stock as of December 31st of the prior year. On March 1, 2014, the Company entered into a second amendment of the consulting agreement which provides for Mr. Markus to receive compensation at a rate of $12,100 per month.

Stock Option Grants

We did not grant any stock options to any of our directors and officers during our most recent fiscal year ended June 30, 2014 except pursuant to the consulting agreement with Mr. Markus where on March 1, 2014, he received an option to purchase 8,381,150 shares of the Company’s common stock for $0.10 per share. We have not granted any stock options to any of our directors and officers since the end of our most recent fiscal year on June 30, 2014.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended June 30, 2014, or (ii) since the end of our most recent fiscal year on June 30, 2014.

Outstanding Stock Options

Our sole director and officer holds the following options to purchase any shares of our common stock.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms (In Years)	Aggregate Intrinsic Value
Balance at July 1, 2013	8,381,150	$0.10	8.58
Granted	750,000	0.10	5.00
Exercised	-	-	-
Forfeited or expired	(750,000)	0.10	5.00
Balance and Exercisable at June 30, 2014	8,381,150	0.10	8.58
Weighted average fair value of options granted during the period ended June 30, 2014	-	$0.10	-

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group.  Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

Title of Class	Name of Beneficial Owner	Shares of Common Stock As of 2/28/15	Percent of Class

Common Stock	Antal Markus (1) 720 Evans Court Suite 103 Kelowna BC V1X 6G4	18,960,000	64.25%

Common Stock	Gerald Dalen 720 Evans Court Suite 103 Kelowna, BC, Canada V1X 6G4	9,530,000	9.678%

Common Stock	CEDE & Company PO Box 20 Bowling Green Station New York NY 10004	23,667,987	24.035%

Common Stock	Thomas & Moana Paulus 720 Evans Court Suite 103 Kelowna BC V1X 6G4	7,250,000	7.363%

Common Stock	Directors and Officers	18,960,000	64.25%

(1)           Denotes officer and/or director.
(2)           Includes 360,000 shares owned by Mr. Markus’s wife. Mr. Markus also owns 10,000 shares of the Company’s Series A Preferred Stock, representing the right to vote the Series A Shares as a 45% vote of the outstanding common stock of the Company.  The percentage displayed above assumes an additional issuance of shares of the Company’s common stock for voting purposes, which shares would be voted by Mr. Markus in addition to the shares noted above.

COMPENSATION OF MANAGEMENT

During the year ended June 30, 2014 and to date since then, no officer or director has received compensation from the Company with the exception of Mr. Markus who received $12,100 per month as compensation for his services. For the year ended June 30, 2014, the Company paid Mr. Markus total compensation of $138,600 and accrued $9,257 in royalties payable.  For the six months ended December 31, 2014, the Company paid Mr. Markus $72,600 and accrued the sum of $8,163 for royalties payable to Mr. Markus.  During the year ended June 30, 2014, our current President advanced $1,658 to the Company to pay expenses of the Company which sum was repaid in full.  During the six months ended December 31, 2014, the Company’s President advanced $24,616 to pay expenses of the Company, which sum has not been repaid.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meeting of the Board of Directors. The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company’s directors or executive officers.

The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer’s employment or from a change-in-control of the Company or a change in such executive officer’s responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer except for the Consulting Agreement with our President.  During the year ended June 30, 2014, and to date, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

Termination of Employment and Change of Control Arrangement. Except as noted herein, the Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any individual names above from the latest or next preceding fiscal year, if such plan or arrangement results or will result from the resignation, retirement or any other termination of such individual’s employment with the Company, or from a change in control of the Company or a change in the individual’s responsibilities following a change in control.

Compensation Pursuant to Plans. Other than disclosed above, the Company has no plan pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals and group described in this item.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, 720 Evans Court,   Suite 103, Kelowna, BC V1X 6G4.

BY ORDER OF THE BOARD OF DIRECTORS

March 2, 2015	By:	/s/ Antal Markus
Chairman of the Board